Exhibit 99.2
For Immediate News Release
February 5, 2025
AVALONBAY COMMUNITIES, INC. ANNOUNCES
2024 OPERATING RESULTS, DIVIDEND INCREASE
AND INITIAL 2025 OUTLOOK

(Arlington, VA) AvalonBay Communities, Inc. (NYSE: AVB) (the “Company”) reported Earnings per Share – diluted (“EPS”), Funds from Operations attributable to common stockholders - diluted (“FFO”) per share and Core FFO per share (as defined in this release) for the three months and year ended December 31, 2024 and 2023 as detailed below.

	Q4 2024	Q4 2023	% Change
EPS	$1.98	$1.70	16.5%
FFO per share (1)	$2.63	$2.63	—%
Core FFO per share (1)	$2.80	$2.74	2.2%

	Full Year 2024	Full Year 2023	% Change
EPS	$7.60	$6.56	15.9%
FFO per share (1)	$10.98	$10.32	6.4%
Core FFO per share (1)	$11.01	$10.63	3.6%

(1) For additional detail on reconciling items between net income attributable to common stockholders, FFO and Core FFO, see Attachment 14, table 3.

The following table compares the Company’s actual results for EPS, FFO per share and Core FFO per share for the three months ended December 31, 2024 to its results for the prior year period:

Q4 2024 Results Compared to Q4 2023
	Per Share
	EPS	FFO	Core FFO
Q4 2023 per share reported results	$1.70	$2.63	$2.74
Same Store Residential NOI (1)	0.07	0.07	0.07
Other Residential NOI	0.10	0.10	0.10
Overhead and other	(0.02)	(0.02)	(0.02)
Capital markets and transaction activity	(0.09)	(0.09)	(0.09)
Non-core items (2)	(0.06)	(0.06)	—
Real estate gains, depreciation expense and other	0.28	—	—
Q4 2024 per share reported results	$1.98	$2.63	$2.80

(1) Consists of increases of $0.15 in revenue and $0.08 in operating expenses.
(2) For detail of non-core items, see Attachment 14, table 3.

The following table compares the Company’s actual results for EPS, FFO per share and Core FFO per share for the three months ended December 31, 2024 to its November 2024 outlook:

Q4 2024 Results Compared to November 2024 Outlook
	Per Share
	EPS	FFO	Core FFO
Projected per share (1)	$1.66	$2.72	$2.83
Same Store Residential NOI (2)	(0.03)	(0.03)	(0.03)
Other Residential and Commercial NOI	0.01	0.01	0.01
Overhead and other	(0.01)	(0.01)	(0.01)
Non-core items (3)	(0.06)	(0.06)	—
Real estate gains, depreciation expense and other	0.41	—	—
Q4 2024 per share reported results	$1.98	$2.63	$2.80
(1) The mid-point of the Company's November 2024 outlook.
(2) Consists of unfavorable revenue of $0.01 and unfavorable operating expenses of $0.02, of which $0.01 relates to delayed property tax refunds, now expected in 2025, and $0.01 relates to utilities, most of which we expect to recover through resident reimbursements in 2025.

(3) For detail of non-core items, see Attachment 14, table 3.

The following table compares the Company’s actual results for EPS, FFO per share and Core FFO per share for the year ended December 31, 2024 to its results for the prior year:

Full Year 2024 Results Compared to Full Year 2023
	Per Share
	EPS	FFO	Core FFO
Full Year 2023 per share reported results	$6.56	$10.32	$10.63
Same Store Residential NOI (1)	0.34	0.34	0.34
Other Residential NOI	0.39	0.39	0.39
Overhead and other	(0.09)	(0.09)	(0.09)
Capital markets and transaction activity	(0.22)	(0.24)	(0.24)
Unconsolidated investment income and management fees	(0.02)	(0.02)	(0.02)
Non-core items (2)	0.28	0.28	—
Real estate gains, depreciation expense and other	0.36	—	—
Full Year 2024 per share reported results	$7.60	$10.98	$11.01

(1) Consists of increases of $0.62 in revenue and $0.28 in operating expenses.
(2) For detail of non-core items, see Attachment 14, table 3.

Copyright © 2025 AvalonBay Communities, Inc. All Rights Reserved

Same Store Operating Results for the Three Months Ended December 31, 2024 Compared to the Prior Year Period

Same Store Residential revenue increased $20,959,000, or 3.2%, to $670,148,000. Same Store Residential operating expenses increased $10,705,000, or 5.4%, to $208,065,000 and Same Store Residential NOI increased $10,254,000, or 2.3%, to $462,083,000.

The following table presents percentage changes in Same Store Residential revenue, operating expenses and NOI for the three months ended December 31, 2024 compared to the three months ended December 31, 2023:

Q4 2024 Compared to Q4 2023
	Same Store Residential
	Revenue (1)	Opex (2)		% of Q4 2024 NOI

			NOI
New England	4.1%	2.8%	4.8%	13.3%
Metro NY/NJ	3.9%	5.7%	3.0%	20.0%
Mid-Atlantic	3.9%	11.0%	1.0%	15.6%
Southeast FL	1.2%	(4.4)%	4.7%	3.3%
Denver, CO	0.3%	(6.2)%	3.0%	1.6%
Pacific NW	4.8%	6.9%	4.0%	6.4%
N. California	2.4%	9.2%	(0.3)%	16.3%
S. California	2.5%	3.5%	2.1%	22.3%
Other Expansion Regions	0.5%	(1.9)%	1.9%	1.2%
Total	3.2%	5.4%	2.3%	100.0%

(1) See Attachment 4, Quarterly Residential Revenue and Occupancy Changes - Same Store, for additional detail.
(2) See Attachment 7, Residential Operating Expenses ("Opex") - Same Store, for discussion of variances.

Same Store Operating Results for the Year Ended December 31, 2024 Compared to the Prior Year

Same Store Residential revenue increased $87,854,000, or 3.4%, to $2,653,416,000. Same Store Residential operating expenses increased $39,211,000, or 5.0%, to $825,150,000 and Same Store Residential NOI increased $48,643,000, or 2.7%, to $1,828,266,000.

The following table presents percentage changes in Same Store Residential revenue, operating expenses and NOI for the year ended December 31, 2024 compared to the year ended December 31, 2023:

Full Year 2024 Compared to Full Year 2023
	Same Store Residential
	Revenue (1)	Opex (2)		% of Full Year 2024 NOI

			NOI
New England	4.4%	1.9%	5.5%	13.2%
Metro NY/NJ	3.6%	6.0%	2.5%	19.9%
Mid-Atlantic	3.4%	9.2%	0.9%	15.5%
Southeast FL	1.8%	3.3%	1.0%	3.3%
Denver, CO	1.3%	(2.9)%	3.0%	1.6%
Pacific NW	4.1%	4.4%	4.0%	6.4%
N. California	1.6%	6.2%	(0.2)%	16.4%
S. California	4.5%	3.7%	4.9%	22.5%
Other Expansion Regions	(0.8)%	(0.6)%	(0.9)%	1.2%
Total	3.4%	5.0%	2.7%	100.0%

(1) See Attachment 6, Full Year Residential Revenue and Occupancy Changes - Same Store, for additional detail.
(2) See Attachment 7, Residential Opex - Same Store, for discussion of variances.

Development Activity

During the three months ended December 31, 2024, the Company completed the development of four wholly-owned communities:

•Avalon Westminster Promenade, located in Westminster, CO;
•Avalon West Dublin, located in Dublin, CA;
•Avalon Governor's Park, located in Denver, CO; and
•Avalon Durham, located in Durham, NC.

These communities contain an aggregate of 1,451 apartment homes and were constructed for an aggregate Total Capital Cost of $636,000,000.

During the three months ended December 31, 2024, the Company started the construction of two wholly-owned apartment communities:

•AVA Brewer's Hill, located in Baltimore, MD; and
•Kanso Hillcrest, located in San Diego, CA.

These communities are expected to contain an aggregate of 600 apartment homes. Estimated Total Capital Cost at completion for these Development communities is $219,000,000.

During the year ended December 31, 2024, the Company:
•completed the development of nine wholly-owned communities containing an aggregate of 2,981 apartment homes and 9,200 square feet of commercial space for an aggregate Total Capital Cost of $1,286,000,000; and
Copyright © 2025 AvalonBay Communities, Inc. All Rights Reserved

•started the construction of nine apartment communities. These communities are expected to contain an aggregate of 2,921 apartment homes. Estimated Total Capital Cost at completion for these Development communities is $1,053,000,000.

At December 31, 2024, the Company had 17 wholly-owned Development communities under construction that are expected to contain 6,004 apartment homes and 59,000 square feet of commercial space. Estimated Total Capital Cost at completion for these Development communities is $2,253,000,000.

Disposition Activity

During the three months ended December 31, 2024, the Company sold three wholly-owned communities:

•Avalon New Canaan, located in New Canaan, CT;
•Avalon Berkeley, located in Berkeley, CA; and
•AVA Ballard, located in Seattle, WA.

In aggregate, these communities contain 463 apartment homes and 12,000 square feet of commercial space. These communities were sold for $212,500,000 and a weighted average Market Cap Rate of 5.3%, resulting in a gain in accordance with accounting principles generally accepted in the United States ("GAAP") of $121,841,000 and an Economic Gain of $69,949,000.

During the year ended December 31, 2024, the Company sold eight wholly-owned communities containing an aggregate of 1,532 apartment homes and 24,000 square feet of commercial space. These communities were sold for $726,200,000 and a weighted average Market Cap Rate of 5.2%, resulting in a gain in accordance with GAAP of $363,208,000 and an Economic Gain of $186,681,000.

In January 2025, the Company sold Avalon Wilton on River Road, located in Wilton, CT. Avalon Wilton on River Road contains 102 apartment homes and was sold for $65,100,000. This sale marks the Company's exit from the Connecticut market.

Acquisition Activity

During the three months ended December 31, 2024, the Company acquired two wholly-owned communities:

•Avalon Townhomes at Bee Cave, located in Bee Cave, TX (Austin market), containing 126 townhomes for a purchase price of $49,000,000; and
•Avalon Lowry, located in Denver, CO, containing 347 apartment homes for a purchase price of $136,500,000.

During the year ended December 31, 2024, the Company acquired six wholly-owned communities containing 1,441 apartment homes and 1,700 square feet of commercial space for a total purchase price of $460,100,000.

Structured Investment Program ("SIP") Activity

As of December 31, 2024, the Company had seven commitments to fund either mezzanine loans or preferred equity investments for the development of multifamily projects in the Company's markets, up to $191,585,000 in the aggregate. During the year ended December 31, 2024, the Company did not enter into any new SIP commitments. At December 31, 2024, the Company's investment commitments had a weighted average rate of return of 11.5% and a weighted average initial maturity date of December 2026. As of December 31, 2024, the Company had funded $186,549,000 of these commitments.

Liquidity and Capital Markets

At December 31, 2024, the Company had $108,576,000 in unrestricted cash and cash equivalents.

As of December 31, 2024, the Company did not have any borrowings outstanding under its $2,250,000,000 unsecured revolving credit facility (the "Credit Facility") or its $500,000,000 unsecured commercial paper note program. The commercial paper program is backstopped by the Company's commitment to maintain available borrowing capacity under its Credit Facility in an amount equal to actual borrowings under the program.

The Company’s annualized Net Debt-to-Core EBITDAre (as defined in this release) for the fourth quarter of 2024 was 4.2 times and Unencumbered NOI (as defined in this release) for the year ended December 31, 2024 was 95%.

During the three months ended December 31, 2024, the Company repaid $300,000,000 principal amount of its 3.50% unsecured notes at maturity.

During the year ended December 31, 2024, the Company issued $400,000,000 principal amount of unsecured notes in a public offering under its existing shelf registration statement for net proceeds before offering costs of $396,188,000. The notes mature in June 2034 and were
Copyright © 2025 AvalonBay Communities, Inc. All Rights Reserved

issued with a 5.35% coupon. The effective interest rate of the notes is 5.05%, including the impact of offering costs and hedging activity.

During the three months ended December 31, 2024, the Company entered into forward contracts under its current continuous equity program to sell 163,816 shares of common stock with settlement expected to occur no later than December 31, 2025 at a gross weighted average price of $227.41 per share for approximate proceeds of $36,621,000, net of fees.

During the year ended December 31, 2024, the Company entered into forward contracts to sell 4,047,113 shares of common stock with settlement expected to occur no later than December 31, 2025 at a gross weighted average price of $226.22 per share for approximate proceeds of $889,293,000, net of fees. The proceeds that the Company expects to receive on the date or dates of settlement are subject to certain customary adjustments during the term of the forward contracts for the Company's dividends and a daily interest adjustment. As of December 31, 2024, the Company had not settled any of the outstanding forward contracts.
First Quarter 2025 Dividend Declaration

The Company’s Board of Directors declared a dividend for the first quarter of 2025 of $1.75 per share on the Company’s common stock (par value of $0.01 per share). The declared dividend is a 2.9% increase over the Company’s prior quarterly dividend of $1.70 per share. The dividend is payable on April 15, 2025 to common stockholders of record as of March 31, 2025.

In declaring the increased dividend, the Board of Directors evaluated the Company’s past performance and future prospects for earnings growth. Additional factors considered in determining the increase included current common dividend distributions, the relationship of the current common dividend distribution to the Company’s Core FFO, the relationship of dividend distributions to taxable income, distribution requirements under rules governing real estate investment trusts and expected growth in taxable income.

First Quarter and Full Year 2025 Outlook

For its first quarter and full year 2025 outlook, the Company expects the following:

Projected EPS, Projected FFO and Projected Core FFO Outlook (1)
	Q1 2025			Full Year 2025
	Low		High	Low		High
Projected EPS	$1.62	—	$1.72	$8.24	—	$8.74
Projected FFO per share	$2.73	—	$2.83	$11.07	—	$11.57
Projected Core FFO per share	$2.75	—	$2.85	$11.14	—	$11.64

(1) See Attachment 14, table 9, for reconciliations of Projected FFO per share and Projected Core FFO per share to Projected EPS.

Full Year Outlook
				Full Year 2025
				vs. Full Year 2024
				Low		High
Same Store:
Residential revenue change				2.0%	—	4.0%
Residential Opex change				3.0%	—	5.2%
Residential NOI change				1.3%	—	3.5%

The following table compares the Company’s actual results for EPS, FFO per share and Core FFO per share for the full year 2024 to the mid-point of its full year 2025 financial outlook:

Full Year 2024 Results Compared to Full Year 2025 Outlook
	Per Share
	EPS	FFO	Core FFO
2024 per share reported results	$7.60	$10.98	$11.01
Same Store Residential revenue	0.57	0.57	0.57
Same Store Residential Opex	(0.25)	(0.25)	(0.25)
Commercial NOI	(0.01)	(0.01)	(0.01)
Development and Other Stabilized Residential NOI	0.33	0.33	0.33
Capital markets and transaction activity	(0.29)	(0.29)	(0.29)
Overhead and other	0.03	0.03	0.03
Non-core items (1)	(0.04)	(0.04)	—
Gain on sale of real estate and depreciation expense	0.55	—	—
Projected per share - 2025 outlook (2)	$8.49	$11.32	$11.39

(1) For detail of non-core items, see Attachment 14, table 3 and table 9.
(2) Represents the mid-point of the Company's outlook.

The following table compares the Company’s actual results for EPS, FFO per share and Core FFO per share for the fourth quarter 2024 to the mid-point of its first quarter 2025 financial outlook:

Copyright © 2025 AvalonBay Communities, Inc. All Rights Reserved

Q4 2024 Results Compared to Q1 2025 Outlook
	Per Share
	EPS	FFO	Core FFO
Q4 2024 per share reported results	$1.98	$2.63	$2.80
Same Store Residential revenue	0.01	0.01	0.01
Same Store Residential Opex	(0.02)	(0.02)	(0.02)
Commercial NOI	0.01	0.01	0.01
Development and Other Stabilized Residential NOI	0.01	0.01	0.01
Capital markets and transaction activity	(0.01)	(0.01)	(0.01)
Non-core items (2)	0.15	0.15	—
Gain on sale of real estate and depreciation expense	(0.46)	—	—
Projected per share - Q1 2025 outlook (1)	$1.67	$2.78	$2.80

(1) Represents the mid-point of the Company's outlook.
(2) For detail of non-core items, see Attachment 14, table 3 and table 9.

Other Matters

The Company will hold a conference call on February 6, 2025 at 1:00 PM ET to review and answer questions about this release, its fourth quarter and full year 2024 results, the Attachments (described below) and related matters. To participate on the call, dial 877-407-9716.

To hear a replay of the call, which will be available from February 6, 2025 at 6:00 PM ET to March 6, 2025, dial 844-512-2921 and use replay passcode: 13750082. A webcast of the conference call will also be available at https://investors.avalonbay.com, and an online playback of the webcast will be available for at least seven days following the call.

The Company produces Earnings Release Attachments (the "Attachments") that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. These Attachments are considered a part of this earnings release and are available in full with this earnings release via the Company's website at https://investors.avalonbay.com. To receive future press releases via e-mail, please submit a request through https://investors.avalonbay.com/news-events/email-alerts.

In addition to the Attachments, the Company is providing a teleconference presentation that will be available on the Company's website at https://investors.avalonbay.com subsequent to this release and before the market opens on February 6, 2025.

About AvalonBay Communities, Inc.

AvalonBay Communities, Inc., a member of the S&P 500, is an equity REIT that develops, redevelops, acquires and manages apartment communities in leading metropolitan areas in New England, the New York/New Jersey Metro area, the Mid-Atlantic, the Pacific Northwest, and Northern and Southern California, as well as in the Company's expansion regions of Raleigh-Durham and Charlotte, North Carolina, Southeast Florida, Dallas and Austin, Texas, and Denver, Colorado. As of December 31, 2024, the Company owned or held a direct or indirect ownership interest in 306 apartment communities containing 93,518 apartment homes in 12 states and the District of Columbia, of which 17 communities were under development. More information may be found on the Company’s website at https://www.avalonbay.com. For additional information, please contact Jason Reilley, Vice President of Investor Relations, at 703-317-4681.

Forward-Looking Statements

This release, including its Attachments, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company's forward-looking statements generally use the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “project,” “plan,” “may,” “shall,” “will,” “pursue,” “outlook” and other similar expressions that indicate future events and trends and do not report historical matters. These statements, among other things, address the Company’s intent, belief, forecasts, assumptions or expectations with respect to: development, redevelopment, acquisition or disposition of communities; the timing and cost of completion of communities under development or redevelopment; the timing of lease-up, occupancy and stabilization of communities; the pursuit of land for future development; the anticipated operating performance of communities; cost, yield, revenue, NOI and earnings estimates; the impact of landlord-tenant laws and rent regulations including rent caps; the Company’s expansion into new regions; declaration or payment of dividends; joint venture activities; the Company’s policies regarding investments, indebtedness, acquisitions, dispositions, financings and other matters; the Company’s qualification as a REIT under the Internal Revenue Code of 1986, as amended; the real estate markets in regions where the Company operates and in general; the availability of debt and equity financing; interest rates, inflation and other general economic conditions and their potential impacts; trends affecting the Company’s financial condition or results of operations;
Copyright © 2025 AvalonBay Communities, Inc. All Rights Reserved

regulatory changes that may affect the Company; and the impact of legal proceedings.

The Company cannot assure the future results or outcome of the matters described in these statements; these statements reflect the Company’s current expectations of the outcomes of the matters discussed. The Company does not undertake a duty to update these forward-looking statements, and therefore they may not represent the Company’s estimates and assumptions after the date of this release. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control. These risks, uncertainties and other factors may cause the Company’s actual results, performance or achievements to differ materially from the anticipated future results, performance or achievements expressed or implied by these forward-looking statements. You should carefully review the discussion under Part I, Item 1A. “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2023 and Part II, Item 1A. “Risk Factors” in subsequent quarterly reports on Form 10-Q for further discussion of risks associated with forward-looking statements.

Some of the factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the Company may fail to secure development opportunities due to an inability to reach agreements with third parties to obtain land at attractive prices or to obtain desired zoning and other local approvals; the Company may abandon or defer development opportunities for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; construction costs of a community may exceed original estimates; the Company may not complete construction and lease-up of communities under development or redevelopment on schedule, resulting in increased interest costs and construction costs and a decrease in expected rental revenues; occupancy rates and market rents may be adversely affected by competition and local economic and market conditions which are beyond the Company’s control; the Company’s cash flows from operations and access to cost-effective capital may be insufficient for the development of the Company’s pipeline, which could limit the Company’s pursuit of opportunities; an outbreak of disease or other public health event may affect the multifamily industry and general economy; the Company’s cash flows may be insufficient to meet required payments of principal and interest, and the Company may be unable to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of existing indebtedness; the Company may be unsuccessful in its management of joint ventures and the REIT vehicles that are used with certain joint ventures; new or existing laws and regulations implementing rent control or rent stabilization, or otherwise limiting the Company’s ability to increase rents, charge fees or evict tenants, may impact its revenue or increase costs; the Company’s expectations, estimates and assumptions as of the date of this filing regarding legal proceedings are subject to change; the Company’s assumptions and expectations in its financial outlook may prove to be too optimistic; the possibility that the Company may choose to pay dividends in its stock instead of cash, which may result in stockholders having to pay taxes with respect to such dividends in excess of the cash received, if any; and investments made under the SIP may not be repaid as expected or the development may not be completed on schedule, which could require the Company to engage in litigation, foreclosure actions, and/or first party project completion to recover its investment, which may not be recovered in full or at all in such event.

Definitions and Reconciliations

Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined, reconciled and further explained on Attachment 14, Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms. Attachment 14 is included in the full earnings release available at the Company’s website at https://investors.avalonbay.com.

Copyright © 2025 AvalonBay Communities, Inc. All Rights Reserved

Avalon Bothell Commons
Bothell, WA

kanso
Kanso Milford
Milford, MA

Eaves Pleasanton
Pleasanton, CA

FOURTH QUARTER 2024

Supplemental Operating and Financial Data

AvalonBay offers four distinct brands – **Avalon**, **AVA**, **eaves by Avalon and Kanso** - each targeted to different customer segments with unique needs and preferences. This brand strategy helps us reach new customers and better serve our existing residents.

AvalonBay
COMMUNITIES

 FOURTH QUARTER 2024

Supplemental Operating and Financial Data

Table of Contents

Company Profile
Condensed Consolidated Operating Information..........................................................................................................	Attachment 1
Condensed Consolidated Balance Sheets....................................................................................................................	Attachment 2
Sequential Operating Information.................................................................................................................................	Attachment 3

Market Profile - Same Store
Quarterly Residential Revenue and Occupancy Changes............................................................................................	Attachment 4
Sequential Quarterly Residential Revenue and Occupancy Changes..........................................................................	Attachment 5
Full Year Residential Revenue and Occupancy Changes.......................................................................................	Attachment 6
Residential Operating Expenses ("Opex")....................................................................................................................	Attachment 7

Development, Unconsolidated Real Estate Investments, Debt Profile and Disposition Activity
Expensed Community Maintenance Costs and Capitalized Community Expenditures................................................	Attachment 8
Development Communities...........................................................................................................................................	Attachment 9
Unconsolidated Real Estate Investments.....................................................................................................................	Attachment 10
Debt Structure and Select Debt Metrics........................................................................................................................	Attachment 11
Summary of Disposition Activity....................................................................................................................................	Attachment 12

Outlook
2025 Outlook.................................................................................................................................................	Attachment 13

Definitions and Reconciliations
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms...................................................	Attachment 14

The following is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The projections and estimates contained in the following attachments, including but not limited to Attachments 9, 10, 13 and 14, contain forward-looking statements that involve risks and uncertainties, and actual results may differ materially from those projected in such statements. Risks associated with the Company's business, including development, redevelopment, construction, and lease-up activities which could impact the forward-looking statements are discussed in the paragraph titled "Forward-Looking Statements" in the release that accompanies, and should be read in conjunction with, these attachments. These and other risks are also described in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Company's Quarterly Reports on Form 10-Q for subsequent quarters, and could cause actual results to differ materially from such projections and estimates.

Attachment 1
AvalonBay Communities, Inc.
Condensed Consolidated Operating Information (1)
December 31, 2024
(Dollars in thousands, except per share data)
(unaudited)

	Q4	Q4		Full Year	Full Year
	2024	2023	% Change	2024	2023	% Change
Revenue:
Rental and other income	$738,810	$702,695	5.1%	$2,906,676	$2,760,187	5.3%
Management, development and other fees	1,739	2,010	(13.5)%	7,081	7,722	(8.3)%
Total	740,549	704,705	5.1%	2,913,757	2,767,909	5.3%
Operating expenses:
Direct property operating expenses, excluding property taxes (2)	145,862	134,749	8.2%	576,115	539,297	6.8%
Property taxes	84,356	78,912	6.9%	327,611	306,794	6.8%
Total community operating expenses	230,218	213,661	7.7%	903,726	846,091	6.8%

Property management and other indirect operating expenses (2)(3)	(51,431)	(36,718)	(40.1)%	(169,731)	(142,041)	(19.5)%
Expensed transaction, development and other pursuit costs, net of recoveries	(11,106)	(10,267)	(8.2)%	(18,341)	(33,479)	45.2%
Interest expense, net (4)	(58,976)	(49,471)	(19.2)%	(226,589)	(205,992)	(10.0)%
Loss on extinguishment of debt, net	—	—	—	—	(150)	100.0%
Depreciation expense	(215,539)	(210,694)	(2.3)%	(846,853)	(816,965)	(3.7)%
General and administrative expense	(17,691)	(17,992)	1.7%	(77,697)	(76,534)	(1.5)%
Casualty loss	—	(568)	100.0%	(2,935)	(9,118)	67.8%
Income from unconsolidated investments (5)(6)	4,293	1,709	151.2%	50,682	13,454	276.7%
Gain on sale of communities	121,841	77,994	56.2%	363,300	287,424	26.4%
Other real estate activity	117	(533)	(122.0)%	753	174	332.8%
Income before income taxes	281,839	244,504	15.3%	1,082,620	938,591	15.3%

Income tax benefit (expense)	253	(2,438)	N/A	(445)	(10,153)	(95.6)%
Net income	282,092	242,066	16.5%	1,082,175	928,438	16.6%

Net (income) loss attributable to noncontrolling interests	—	(97)	100.0%	(181)	387	N/A
Net income attributable to common stockholders	$282,092	$241,969	16.6%	$1,081,994	$928,825	16.5%

Net income attributable to common stockholders per common share - basic	$1.98	$1.70	16.5%	$7.61	$6.56	16.0%
Net income attributable to common stockholders per common share - diluted	$1.98	$1.70	16.5%	$7.60	$6.56	15.9%

FFO	$374,798	$374,237	0.1%	$1,564,853	$1,462,261	7.0%
Per common share - diluted	$2.63	$2.63	—%	$10.98	$10.32	6.4%

Core FFO	$399,386	$389,712	2.5%	$1,568,394	$1,505,598	4.2%
Per common share - diluted	$2.80	$2.74	2.2%	$11.01	$10.63	3.6%

Dividends declared - common	$242,252	$234,797	3.2%	$968,764	$935,785	3.5%
Per common share	$1.70	$1.65	3.0%	$6.80	$6.60	3.0%

Weighted average common shares and participating securities outstanding - basic	142,325,953	142,098,397	0.2%	142,272,967	141,560,642	0.5%
Weighted average common shares outstanding - diluted	142,705,114	142,229,122	0.3%	142,458,604	141,643,788	0.6%
Total outstanding common shares and operating partnership units	142,254,022	142,025,456	0.2%	142,254,022	142,025,456	0.2%

(1)	See Attachment 14- Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms, table 3 for detail of non-core items.
(2)	The Company updated its presentation for the centralization of operating activities into a shared services model to include $3,178 and $12,607 of platform costs that were historically presented as direct property operating expenses, excluding property taxes, as a component of property management and other indirect operating expenses for Q4 and Full Year 2023, respectively.
(3)	Includes $13,242 and $19,156 of advocacy contributions for Q4 and Full Year 2024, respectively.
(4)	Includes $5,524 and $26,207 of interest income from invested cash for Q4 and Full Year 2024, respectively, and $9,354 and $33,658 for Q4 and Full Year 2023, respectively.
(5)	Includes $5,621 and $17,394 of SIP interest income for Q4 and Full Year 2024, respectively, and $2,340 and $6,204 for Q4 and Full Year 2023, respectively.
(6)	Includes ($1,636) and $33,137 for Q4 and Full Year 2024, respectively, consisting primarily of net unrealized (losses) gains on technology investments.

Attachment 2

AvalonBay Communities, Inc.
Condensed Consolidated Balance Sheets
December 31, 2024
(Dollars in thousands)
(unaudited)

	December 31,	December 31,
	2024	2023

Real estate	$26,729,928	$25,396,856
Less accumulated depreciation	(8,164,411)	(7,521,962)

Net operating real estate	18,565,517	17,874,894
Construction in progress, including land	1,042,673	1,268,915
Land held for development	151,922	199,062
Real estate assets held for sale, net	6,950	—

Total real estate, net	19,767,062	19,342,871

Cash and cash equivalents	108,576	397,890
Restricted cash	158,500	133,070
Unconsolidated investments	227,320	220,145
Other assets	739,279	584,238

Total assets	$21,000,737	$20,678,214

Unsecured notes, net	$7,358,784	$7,256,152
Unsecured credit facility and commercial paper, net	—	—
Notes payable, net	718,465	725,670
Resident security deposits	62,829	63,815
Other liabilities	919,567	847,786
Total liabilities	9,059,645	8,893,423

Redeemable noncontrolling interests	—	1,473
Equity	11,941,092	11,783,318

Total liabilities and equity	$21,000,737	$20,678,214

Attachment 3
AvalonBay Communities, Inc.
Sequential Operating Information (1)
December 31, 2024
(Dollars in thousands, except per home data)
(unaudited)

	Total Apartment Homes	Quarter Ended December 31, 2024	Quarter Ended September 30, 2024	Quarter Ended June 30, 2024	Quarter Ended March 31, 2024	Quarter Ended December 31, 2023
Residential Revenue
Same Store	76,858	$670,148	$668,245	$660,771	$654,252	$649,189
Other Stabilized (2)	4,376	30,510	28,002	23,724	23,012	22,172
Development/Redevelopment (3)	9,460	23,900	20,045	13,668	8,018	4,314
Commercial Revenue	N/A	10,470	9,626	10,555	9,633	10,185
Total Revenue	90,694	$735,028	$725,918	$708,718	$694,915	$685,860

Residential Operating Expense
Same Store		$208,065	$214,012	$202,557	$200,516	$197,360
Other Stabilized (2)		10,672	9,585	7,301	7,449	7,021
Development/Redevelopment		8,605	6,071	4,580	3,664	2,133
Commercial Operating Expense		1,626	1,829	1,819	1,797	1,791
Total Operating Expense		$228,968	$231,497	$216,257	$213,426	$208,305

Residential NOI
Same Store		$462,083	$454,233	$458,214	$453,736	$451,829
Other Stabilized (2)		19,838	18,417	16,423	15,563	15,151
Development/Redevelopment		15,295	13,974	9,088	4,354	2,181
Commercial NOI		8,844	7,797	8,736	7,836	8,394
Total NOI		$506,060	$494,421	$492,461	$481,489	$477,555

Same Store Average Revenue per Occupied Home (4)		$3,040	$3,033	$2,986	$2,958	$2,944

Same Store Economic Occupancy		95.6%	95.5%	96.0%	95.9%	95.7%

Same Store Turnover (5)
Current year period / Prior year period		34.5% / 37.8%	53.8% / 58.2%	44.2% / 50.1%	34.2% / 37.3%	37.8% / 39.0%
Current year / Prior year		41.7% / 45.9%				45.9% / 44.2%

	SAME STORE LIKE-TERM EFFECTIVE RENT CHANGE
	October 2024	November 2024	December 2024	Q4 2024		January 2025 (6)
New England	3.7%	3.4%	3.2%	3.4%		1.6%
Metro NY/NJ	1.7%	0.6%	1.0%	1.2%		0.9%
Mid-Atlantic	2.8%	1.8%	1.9%	2.2%		2.4%
Southeast FL	(2.1)%	(0.8)%	0.1%	(1.2)%		(0.9)%
Denver, CO	(0.3)%	(0.4)%	(4.8)%	(1.4)%		(4.8)%
Pacific NW	1.6%	1.5%	0.7%	1.3%		2.7%
N. California	(1.3)%	(1.1)%	0.5%	(0.7)%		1.9%
S. California	1.2%	1.2%	0.8%	1.1%		1.3%
Other Expansion Regions	(7.0)%	(5.5)%	(1.1)%	(5.1)%		(3.0)%
Total	1.2%	1.0%	1.2%	1.1%	(6)	1.4%	(6)

(1)	Includes consolidated communities and excludes communities that have been sold or that are classified as held for sale. See Attachment 14 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms for the definition of capitalized terms.
(2)	Results for these communities prior to January 1, 2024 may reflect operations prior to stabilization, including lease-up, such that occupancy is not stabilized.
(3)	For per home rent projections and Economic Occupancy for Development communities currently under construction, see Attachment 9 - Development Communities.
(4)	Reflects the effect of Residential concessions amortized over the average lease term and includes uncollectible lease revenue and revenue from government rent relief programs.
(5)	Turnover is the annualized number of units turned over during the period, divided by the total number of Same Store apartment homes for the respective period, and excludes any third-party managed communities.
(6)	For the three months ended December 31, 2024, New Move-In Like-Term Effective Rent Change was (1.8)% and Renewal Like-Term Effective Rent Change was 3.9%. New Move-In Like-Term Effective Rent Change was (1.1)% and Renewal Like-Term Effective Rent Change was 3.8% for January 2025.

Attachment 4
AvalonBay Communities, Inc.
Quarterly Residential Revenue and Occupancy Changes - Same Store
December 31, 2024
(unaudited)

	Apartment Homes	Average Monthly Revenue Per Occupied Home			Economic Occupancy			Residential Revenue ($000s)(1)
											% Change Excluding Rent Relief (2)
		Q4 24	Q4 23	% Change	Q4 24	Q4 23	% Change	Q4 24	Q4 23	% Change

New England	9,134	$3,414	$3,280	4.1%	96.3%	96.3%	0.0%	$90,107	$86,553	4.1%	3.7%

Metro NY/NJ
New York City, NY	3,788	4,349	4,125	5.4%	95.7%	96.6%	(0.9)%	47,324	45,280	4.5%	4.5%
New York - Suburban	3,563	3,709	3,564	4.1%	95.2%	95.0%	0.2%	37,751	36,173	4.4%	4.8%
New Jersey	5,189	3,403	3,314	2.7%	95.9%	95.6%	0.3%	50,794	49,330	3.0%	3.2%
Metro NY/NJ	12,540	3,776	3,630	4.0%	95.6%	95.8%	(0.2)%	135,869	130,783	3.9%	4.1%

Mid-Atlantic
Washington DC	2,626	2,702	2,577	4.9%	92.3%	92.3%	0.0%	19,645	18,730	4.9%	4.6%
Northern Virginia	6,107	2,691	2,565	4.9%	95.8%	95.9%	(0.1)%	47,238	45,053	4.8%	4.8%
Suburban Maryland	2,595	2,358	2,255	4.6%	95.1%	96.2%	(1.1)%	17,457	16,883	3.4%	4.3%
Baltimore, MD	3,154	2,305	2,257	2.1%	94.7%	95.3%	(0.6)%	20,650	20,360	1.4%	1.6%
Mid-Atlantic	14,482	2,549	2,445	4.3%	94.8%	95.1%	(0.3)%	104,990	101,026	3.9%	4.0%

Southeast FL	2,837	2,888	2,871	0.6%	97.5%	96.9%	0.6%	23,963	23,690	1.2%	1.3%

Denver, CO	1,539	2,343	2,296	2.0%	94.3%	95.9%	(1.6)%	10,199	10,166	0.3%	0.3%

Pacific Northwest	5,109	2,840	2,718	4.5%	95.8%	95.5%	0.3%	41,695	39,779	4.8%	4.8%

Northern California
San Jose, CA	4,727	3,092	3,014	2.6%	96.0%	95.5%	0.5%	42,072	40,784	3.2%	3.1%
Oakland - East Bay, CA	4,244	2,802	2,778	0.9%	95.2%	95.1%	0.1%	33,982	33,648	1.0%	1.0%
San Francisco, CA	3,074	3,517	3,427	2.6%	95.9%	95.7%	0.2%	31,106	30,223	2.9%	2.6%
Northern California	12,045	3,098	3,036	2.0%	95.7%	95.4%	0.3%	107,160	104,655	2.4%	2.3%

Southern California
Los Angeles, CA	12,000	2,858	2,813	1.6%	95.6%	95.4%	0.2%	98,315	96,480	1.9%	2.3%
Orange County, CA	4,024	3,002	2,870	4.6%	94.9%	95.9%	(1.0)%	34,392	33,229	3.5%	3.3%
San Diego, CA	1,767	2,975	2,863	3.9%	96.6%	96.5%	0.1%	15,237	14,650	4.0%	3.7%
Southern California	17,791	2,902	2,831	2.5%	95.5%	95.6%	(0.1)%	147,944	144,359	2.5%	2.7%

Other Expansion Regions	1,381	2,075	2,082	(0.3)%	95.6%	94.8%	0.8%	8,221	8,178	0.5%	0.5%

Total Same Store	76,858	$3,040	$2,944	3.3%	95.6%	95.7%	(0.1)%	$670,148	$649,189	3.2%	3.3%
(1) Reflects Residential concessions amortized over the average lease term and includes uncollectible lease revenue and revenue from government rent relief programs. Residential Revenue with Concessions on a Cash Basis for the Company's Same Store portfolio increased by 2.9%. See Attachment 14, table 10.
(2) Represents the change in Residential Revenue adjusted to remove the impact of governmental rent relief in the periods presented. See Attachment 14, table 11 for further detail of uncollectible lease revenue and government rent relief for the Company's Same Store portfolio.

Attachment 5
AvalonBay Communities, Inc.
Sequential Quarterly Residential Revenue and Occupancy Changes - Same Store
December 31, 2024
(unaudited)

	Apartment Homes	Average Monthly Revenue Per Occupied Home			Economic Occupancy			Residential Revenue ($000s)(1)
											% Change Excluding Rent Relief (2)
		Q4 24	Q3 24	% Change	Q4 24	Q3 24	% Change	Q4 24	Q3 24	% Change

New England	9,134	$3,414	$3,404	0.3%	96.3%	96.7%	(0.4)%	$90,107	$90,221	(0.1)%	(0.4)%

Metro NY/NJ
New York City, NY	3,788	4,349	4,266	1.9%	95.7%	96.1%	(0.4)%	47,324	46,561	1.6%	1.6%
New York - Suburban	3,563	3,709	3,689	0.5%	95.2%	94.3%	0.9%	37,751	37,173	1.6%	1.6%
New Jersey	5,189	3,403	3,408	(0.1)%	95.9%	95.0%	0.9%	50,794	50,390	0.8%	0.9%
Metro NY/NJ	12,540	3,776	3,747	0.8%	95.6%	95.2%	0.4%	135,869	134,124	1.3%	1.3%

Mid-Atlantic
Washington DC	2,626	2,702	2,731	(1.1)%	92.3%	92.2%	0.1%	19,645	19,830	(0.9)%	(0.9)%
Northern Virginia	6,107	2,691	2,695	(0.1)%	95.8%	95.2%	0.6%	47,238	46,998	0.5%	0.5%
Suburban Maryland	2,595	2,358	2,332	1.1%	95.1%	94.3%	0.8%	17,457	17,115	2.0%	2.2%
Baltimore, MD	3,154	2,305	2,320	(0.6)%	94.7%	95.5%	(0.8)%	20,650	20,969	(1.5)%	(1.5)%
Mid-Atlantic	14,482	2,549	2,555	(0.2)%	94.8%	94.5%	0.3%	104,990	104,912	0.1%	0.1%

Southeast FL	2,837	2,888	2,902	(0.5)%	97.5%	96.4%	1.1%	23,963	23,815	0.6%	0.7%

Denver, CO	1,539	2,343	2,356	(0.6)%	94.3%	94.6%	(0.3)%	10,199	10,291	(0.9)%	(0.8)%

Pacific Northwest	5,109	2,840	2,820	0.7%	95.8%	96.0%	(0.2)%	41,695	41,484	0.5%	0.5%

Northern California
San Jose, CA	4,727	3,092	3,107	(0.5)%	96.0%	96.4%	(0.4)%	42,072	42,495	(1.0)%	(1.0)%
Oakland - East Bay, CA	4,244	2,802	2,810	(0.3)%	95.2%	94.9%	0.3%	33,982	33,940	0.1%	0.2%
San Francisco, CA	3,074	3,517	3,483	1.0%	95.9%	95.0%	0.9%	31,106	30,502	2.0%	1.7%
Northern California	12,045	3,098	3,098	0.0%	95.7%	95.5%	0.2%	107,160	106,937	0.2%	0.2%

Southern California
Los Angeles, CA	12,000	2,858	2,853	0.2%	95.6%	95.8%	(0.2)%	98,315	98,343	0.0%	0.0%
Orange County, CA	4,024	3,002	2,981	0.7%	94.9%	96.1%	(1.2)%	34,392	34,571	(0.5)%	(0.6)%
San Diego, CA	1,767	2,975	2,989	(0.5)%	96.6%	96.6%	0.0%	15,237	15,299	(0.4)%	(0.5)%
Southern California	17,791	2,902	2,896	0.2%	95.5%	95.9%	(0.4)%	147,944	148,213	(0.2)%	(0.2)%

Other Expansion Regions	1,381	2,075	2,147	(3.4)%	95.6%	92.7%	2.9%	8,221	8,248	(0.3)%	(0.3)%

Total Same Store	76,858	$3,040	$3,033	0.2%	95.6%	95.5%	0.1%	$670,148	$668,245	0.3%	0.3%
(1) Reflects Residential concessions amortized over the average lease term and includes uncollectible lease revenue and revenue from government rent relief programs. Residential Revenue with Concessions on a Cash Basis for the Company's Same Store portfolio increased by 0.1%. See Attachment 14, table 10.
(2) Represents the change in Residential Revenue adjusted to remove the impact of governmental rent relief in the periods presented. See Attachment 14, table 11 for further detail of uncollectible lease revenue and government rent relief for the Company's Same Store portfolio.

Attachment 6
AvalonBay Communities, Inc.
Full Year Residential Revenue and Occupancy Changes - Same Store
December 31, 2024
(unaudited)

	Apartment Homes	Average Monthly Revenue Per Occupied Home			Economic Occupancy			Residential Revenue ($000s)(1)
											% Change Excluding Rent Relief (2)
		Full Year 2024	Full Year 2023	% Change	Full Year 2024	Full Year 2023	% Change	Full Year 2024	Full Year 2023	% Change

New England	9,134	$3,370	$3,226	4.5%	96.5%	96.6%	(0.1)%	$356,399	$341,506	4.4%	4.3%

Metro NY/NJ
New York City, NY	3,788	4,253	4,046	5.1%	96.1%	96.4%	(0.3)%	185,768	177,271	4.8%	5.1%
New York - Suburban	3,563	3,654	3,528	3.6%	94.8%	94.8%	0.0%	148,189	143,024	3.6%	4.8%
New Jersey	5,189	3,369	3,280	2.7%	95.7%	95.8%	(0.1)%	200,716	195,743	2.5%	2.9%
Metro NY/NJ	12,540	3,717	3,582	3.8%	95.6%	95.7%	(0.1)%	534,673	516,038	3.6%	4.2%

Mid-Atlantic
Washington DC	2,626	2,667	2,599	2.6%	91.9%	92.8%	(0.9)%	77,211	75,976	1.6%	1.6%
Northern Virginia	6,107	2,642	2,531	4.4%	96.0%	95.8%	0.2%	185,778	177,780	4.5%	4.5%
Suburban Maryland	2,595	2,316	2,208	4.9%	95.1%	96.1%	(1.0)%	68,623	66,084	3.8%	4.1%
Baltimore, MD	3,154	2,284	2,226	2.6%	95.4%	95.7%	(0.3)%	82,432	80,647	2.2%	2.5%
Mid-Atlantic	14,482	2,510	2,419	3.8%	94.9%	95.3%	(0.4)%	414,044	400,487	3.4%	3.5%

Southeast FL	2,837	2,897	2,852	1.6%	97.1%	96.9%	0.2%	95,809	94,070	1.8%	2.3%

Denver, CO	1,539	2,329	2,265	2.8%	94.6%	96.0%	(1.4)%	40,691	40,166	1.3%	1.3%

Pacific Northwest	5,109	2,789	2,705	3.1%	96.3%	95.3%	1.0%	164,655	158,115	4.1%	4.3%

Northern California
San Jose, CA	4,727	3,068	2,993	2.5%	96.4%	96.2%	0.2%	167,714	163,231	2.7%	2.8%
Oakland - East Bay, CA	4,244	2,789	2,750	1.4%	95.1%	95.8%	(0.7)%	135,098	134,150	0.7%	0.8%
San Francisco, CA	3,074	3,467	3,432	1.0%	95.7%	95.8%	(0.1)%	122,402	121,159	1.0%	1.0%
Northern California	12,045	3,072	3,019	1.8%	95.8%	96.0%	(0.2)%	425,214	418,540	1.6%	1.6%

Southern California
Los Angeles, CA	12,000	2,840	2,732	4.0%	95.9%	95.7%	0.2%	392,200	376,254	4.2%	4.3%
Orange County, CA	4,024	2,952	2,802	5.4%	95.8%	96.1%	(0.3)%	136,542	130,059	5.0%	5.0%
San Diego, CA	1,767	2,954	2,798	5.6%	96.5%	96.7%	(0.2)%	60,462	57,348	5.4%	5.4%
Southern California	17,791	2,877	2,755	4.4%	95.9%	95.9%	0.0%	589,204	563,661	4.5%	4.6%

Other Expansion Regions	1,381	2,101	2,094	0.3%	94.0%	95.0%	(1.0)%	32,727	32,979	(0.8)%	(0.8)%

Total Same Store	76,858	$3,004	$2,902	3.5%	95.8%	95.9%	(0.1)%	$2,653,416	$2,565,562	3.4%	3.6%
(1) Reflects Residential concessions amortized over the average lease term and includes uncollectible lease revenue and revenue from government rent relief programs. Residential Revenue with Concessions on a Cash Basis for the Company's Same Store portfolio increased by 3.4%. See Attachment 14, table 10.
(2) Represents the change in Residential Revenue adjusted to remove the impact of governmental rent relief in the periods presented. See Attachment 14, table 11 for further detail of uncollectible lease revenue and government rent relief for the Company's Same Store portfolio.

Attachment 7
AvalonBay Communities, Inc.
Residential Operating Expenses ("Opex") - Same Store (1)
December 31, 2024
(Dollars in thousands)
(unaudited)

	Q4 2024	Q4 2023	% Change	Q4 2024 % of Total Opex	Full Year 2024	Full Year 2023	% Change	Full Year 2024 % of Total Opex

Property taxes (2)	$76,237	$72,700	4.9%	36.6%	$298,168	$284,283	4.9%	36.1%
Payroll (3)	38,203	37,976	0.6%	18.4%	152,571	152,645	—%	18.5%
Repairs & maintenance	34,721	34,608	0.3%	16.7%	146,800	140,801	4.3%	17.9%
Utilities (4)	28,575	22,998	24.2%	13.7%	109,313	93,716	16.6%	13.2%
Office operations	16,449	16,420	0.2%	7.9%	63,505	63,794	(0.5)%	7.7%
Insurance (5)	10,181	9,101	11.9%	4.9%	39,591	35,919	10.2%	4.8%
Marketing	3,699	3,557	4.0%	1.8%	15,202	14,781	2.8%	1.8%
Total Same Store Residential Operating Expenses	$208,065	$197,360	5.4%	100.0%	$825,150	$785,939	5.0%	100.0%

(1)	Same Store operating expenses exclude indirect costs for corporate-level property management and other support-related services.

(2)	Property taxes increased for Q4 and Full Year 2024 over the prior year periods due to (i) increased assessments across the portfolio and (ii) the expiration of property tax incentive programs primarily at certain of our properties in New York City. The expiration of property tax incentive programs represents $821 or 23% of the 4.9% increase in property taxes for Q4 2024 and $5,364 or 39% of the 4.9% increase in property taxes for Full Year 2024.

(3)	Payroll costs increased for Q4 and decreased for Full Year 2024 from the prior year. The Full Year decrease is primarily due to a reduction in on-site associates and favorable benefits costs, partially offset by wage increases.

(4)	Utilities increased for Q4 and Full Year 2024 over the prior year periods primarily due to the implementation of the Company’s bulk internet offering, which is $2,508 or 45% of the 24.2% increase in utilities for Q4 2024 and $10,898 or 70% of the 16.6% increase in utilities for Full Year 2024. The increases for Q4 and Full Year 2024 are also due to increases in trash removal cost, as well as increases in water and sewer fees, and increases in water, sewer and electricity consumption, partially offset by a decrease in gas rates. The Company recognizes revenue for both the bulk internet offering and trash removal in Same Store Residential revenue.

(5)	Insurance is composed of premiums, expected claims activity and associated reductions from receipt of claims recoveries. The increases for Q4 and Full Year over the prior year periods are due to increased property insurance premiums. Insurance costs can be variable due to the amounts and timing of estimated and actual claim activity and the related recoveries received.

Attachment 8
AvalonBay Communities, Inc.
Expensed Community Maintenance Costs and Capitalized Community Expenditures
December 31, 2024
(Dollars in thousands, except per home data)
(unaudited)

		Full Year 2024 Maintenance Expensed Per Home			Categorization of Full Year 2024 Additional Capitalized Value (1)
Current Communities	Apartment Homes (2)	Carpet Replacement	Other Maintenance (3)	Total	Acquisitions, Construction, Redevelopment & Dispositions (4)		NOI Enhancing (5)	Asset Preservation	Full Year 2024 Additional Capitalized Value	NOI Enhancing Per Home	Asset Preservation Per Home

Same Store	76,858	$100	$2,854	$2,954	$48,912	(6)	$61,910	$125,770	$236,592	$806	$1,636
Other Stabilized	4,376	35	2,147	2,182	475,431	(7)	2,793	895	479,119	$638	$205
Development/Redevelopment (8)	9,460	—	464	464	880,222		—	—	880,222	—	—
Dispositions (9)	—	—	—	—	(521,700)		—	—	(521,700)	—	—
Total	90,694	$87	$2,571	$2,658	$882,865		$64,703	$126,665	$1,074,233	N/A	N/A

(1)	Expenditures are capitalized for the acquisition or development of new assets or for expenditures that extend the life of existing assets and benefit the Company for periods greater than a year.
(2)	Includes consolidated communities and excludes communities that have been sold or that are classified as held for sale.
(3)	Other maintenance includes maintenance, landscaping and redecorating costs, as well as maintenance related payroll expense.
(4)	Includes the write-off of impaired assets and additional capitalized expenditures related to recognized casualty losses, if applicable.
(5)
This Attachment excludes capitalized expenditures for the commercial component of communities, which the Company classifies as NOI Enhancing. Same Store and Other Stabilized exclude $1,109 and $743, respectively, related to commercial space.

(6)	Consists primarily of expenditures for communities under redevelopment that have remained in Same Store with stabilized occupancy.
(7)	Represents acquired communities coupled with commitment close-outs and construction true-ups on recently constructed communities.
(8)	Includes communities under construction/reconstruction during the period, including communities where construction/reconstruction is complete.
(9)	Includes The Park Loggia condominium sales.

Other Capitalized Costs
	Interest	Overhead
Q4 2024	$10,039	$11,307
Q3 2024	$10,348	$12,996
Q2 2024	$11,207	$12,875
Q1 2024	$11,591	$13,165

Attachment 9
AvalonBay Communities, Inc.
Development Communities as of December 31, 2024
(unaudited)

Community Information			Number	Total	Actual/Projected Schedule				Avg	%	%	%	%
			of	Capital				Full Qtr	Monthly	Complete	Leased	Occupied	Economic
			Apt	Cost		Initial		Stabilized	Revenue				Occ.
Development Name		Location	Homes	(millions)	Start	Occupancy	Complete	Ops	Per Home	As of January 16, 2025			Q4 '24

	Communities Under Construction:
1.	Avalon West Windsor (1)	West Windsor, NJ	535	$210	Q2 2022	Q2 2025	Q2 2026	Q4 2026	$3,040	—	—	—	—
2.	Avalon Annapolis	Annapolis, MD	508	199	Q3 2022	Q3 2024	Q3 2025	Q2 2026	2,805	40%	21%	18%	10%
3.	Avalon Lake Norman (2)	Mooresville, NC	345	101	Q1 2023	Q2 2025	Q1 2026	Q3 2026	1,945	—	—	—	—
4.	Avalon Hunt Valley West	Hunt Valley, MD	322	107	Q2 2023	Q1 2025	Q1 2026	Q3 2026	2,485	—	2%	—	—
5.	Avalon South Miami (1)	South Miami, FL	290	186	Q3 2023	Q3 2025	Q1 2026	Q3 2026	4,535	—	—	—	—
6.	Avalon Princeton on Harrison	Princeton, NJ	200	82	Q3 2023	Q1 2025	Q2 2025	Q1 2026	3,275	—	3%	—	—
7.	Avalon Wayne	Wayne, NJ	473	171	Q4 2023	Q2 2025	Q3 2026	Q1 2027	3,210	—	—	—	—
8.	Avalon Parsippany	Parsippany, NJ	410	147	Q4 2023	Q3 2025	Q2 2026	Q4 2026	2,990	—	—	—	—
9.	Avalon Pleasanton I	Pleasanton, CA	82	58	Q2 2024	Q3 2025	Q4 2025	Q1 2026	4,245	—	—	—	—
10.	Avalon Roseland II	Roseland, NJ	533	199	Q2 2024	Q4 2025	Q4 2026	Q2 2027	3,135	—	—	—	—
11.	Avalon Quincy Adams	Quincy, MA	288	124	Q2 2024	Q1 2026	Q3 2026	Q2 2027	3,250	—	—	—	—
12.	Avalon Tech Ridge I	Austin, TX	444	120	Q3 2024	Q1 2026	Q1 2027	Q3 2027	2,145	—	—	—	—
13.	Avalon Carmel (2)	Charlotte, NC	360	123	Q3 2024	Q2 2026	Q3 2026	Q3 2027	2,405	—	—	—	—
14.	Avalon Plano (2)	Plano, TX	155	58	Q3 2024	Q2 2026	Q2 2027	Q4 2027	2,950	—	—	—	—
15.	Avalon Oakridge I	Durham, NC	459	149	Q3 2024	Q4 2026	Q4 2027	Q2 2028	2,325	—	—	—	—
16.	AVA Brewer's Hill	Baltimore, MD	418	134	Q4 2024	Q4 2026	Q3 2027	Q1 2028	2,650	—	—	—	—
17.	Kanso Hillcrest	San Diego, CA	182	85	Q4 2024	Q1 2027	Q2 2027	Q4 2027	3,245	—	—	—	—
	Total / Weighted Average Under Construction		6,004	$2,253					$2,870

	Communities Completed this Quarter:
1.	Avalon Westminster Promenade	Westminster, CO	312	$114	Q3 2021	Q2 2024	Q4 2024	Q3 2025	$2,365	100%	47%	45%	38%
2.	Avalon West Dublin	Dublin, CA	499	263	Q3 2021	Q4 2023	Q4 2024	Q1 2025	3,280	100%	96%	95%	90%
3	Avalon Governor's Park	Denver, CO	304	138	Q1 2022	Q3 2024	Q4 2024	Q4 2025	2,580	100%	18%	17%	9%
4	Avalon Durham (2)	Durham, NC	336	121	Q2 2022	Q2 2024	Q4 2024	Q3 2025	2,190	100%	60%	59%	48%
	Communities Completed Subtotal/Weighted Average		1,451	$636					$2,685

	Total/Weighted Average Under Construction and Completed this quarter		7,455	$2,889					$2,835

	Total Weighted Average Projected NOI as a % of Total Capital Cost			6.0%

Asset Cost Basis (millions) (3):
	Total Capital Cost, under construction and completed			$3,016
	Total Capital Cost, disbursed to date			(1,702)
	Total Capital Cost, remaining to invest			$1,314

(1)	Developments containing at least 10,000 square feet of commercial space include Avalon West Windsor (19,000 sf) and Avalon South Miami (32,000 sf).

(2)	Communities developed or being developed through the Developer Funding Program "DFP", which utilizes third-party multifamily developers to source and construct communities which the Company owns and operates.

(3)	Includes the communities presented and one additional community with 349 apartment homes representing $127 million in Total Capital Costs which has completed construction but not yet achieved Stabilized Operations for the full quarter. Q4 2024 NOI for these 22 communities was $5 million.

Attachment 10
AvalonBay Communities, Inc.
Unconsolidated Real Estate Investments
December 31, 2024
(Dollars in thousands)
(unaudited)

Operating Communities
				NOI (1)(2)		Debt
		AVB	Apartment	Q4	Full Year	Principal	Interest
Venture	Communities	Ownership	Homes	2024	2024	Amount (1)	Rate (3)

NYTA MF Investors, LLC	5	20.0%	1,301	$10,981	$42,962	$394,734	3.88%
MVP I, LLC	1	25.0%	313	2,132	8,210	103,000	3.24%
Brandywine Apartments of Maryland, LLC	1	28.7%	305	960	4,364	18,368	3.40%
Avalon Alderwood MF, LLC	1	50.0%	328	1,820	7,277	—	—%
Arts District Joint Venture (4)	1	25.0%	475	1,849	1,513	155,968	6.91%
Total Unconsolidated Real Estate Investments	9		2,722	$17,742	$64,326	$672,070	4.47%

(1)NOI and debt principal amount are presented at 100% ownership.
(2)NOI excludes property management fees as the Company serves as the property management company for all ventures except Brandywine Apartments of Maryland, LLC.
(3)Represents the weighted average interest rate as of December 31, 2024.
(4)The Company completed the development of Arts District and the community achieved stabilized residential operations in 2024; full year 2024 operating results include periods prior to stabilization.

Attachment 11
AvalonBay Communities, Inc.
Debt Structure and Select Debt Metrics
December 31, 2024
(Dollars in thousands)
(unaudited)

DEBT COMPOSITION AND MATURITIES

		Average Interest Rate (1)	Principal Amortization Payments and Maturities (2)
Debt Composition	Amount		Year	Secured notes amortization and maturities	Unsecured notes maturities	Total

Secured notes			2025	$11,365	$825,000	$836,365
Fixed rate	$333,479	3.9%	2026	11,811	775,000	786,811
Variable rate	400,950	5.2%	2027	250,159	400,000	650,159
Subtotal, secured notes	734,429	4.6%	2028	19,002	850,000	869,002
			2029	131,561	450,000	581,561
Unsecured notes			2030	9,000	700,000	709,000
Fixed rate	7,400,000	3.4%	2031	9,600	600,000	609,600
Subtotal, unsecured notes	7,400,000	3.4%	2032	10,400	700,000	710,400
			2033	11,900	750,000	761,900
Variable rate facility (3)	—	—%	2034	12,800	400,000	412,800
Commercial paper (3)	—	—%	Thereafter	256,831	950,000	1,206,831
Total Debt	$8,134,429	3.5%		$734,429	$7,400,000	$8,134,429

SELECT DEBT METRICS

Q4 2024 Net Debt-to-Core EBITDAre (4)	4.2x	Q4 2024 Interest Coverage (4)	7.3x	Full Year 2024 Unencumbered NOI (4)	95%	Weighted avg years to maturity of total debt (2)	7.0

DEBT COVENANT COMPLIANCE

Unsecured Line of Credit Covenants	December 31, 2024	Requirement

Total Outstanding Indebtedness to Capitalization Value (5)	24.3%	<	65%
Combined EBITDA to Combined Debt Service	6.41x	>	1.50x
Unsecured Indebtedness to Unencumbered Asset Value	23.1%	<	65%
Secured Indebtedness to Capitalization Value (5)	2.5%	<	40%

Unsecured Senior Notes Covenants (6)	December 31, 2024	Requirement

Total Outstanding Indebtedness to Total Assets (7)	29.2%	<	65%
Secured Indebtedness to Total Assets (7)	2.6%	<	40%
Unencumbered Assets to Unsecured Indebtedness	354.8%	>	150%
Consolidated Income Available for Debt Service to the Annual Service Charge	7.22x	>	1.50x

(1)
Rates are as of December 31, 2024 and, for secured and unsecured notes, include costs of financing such as credit enhancement fees, trustees' fees, the impact of interest rate hedges and mark-to-market adjustments.

(2)	Excludes the Company's (i) Credit Facility, (ii) commercial paper and (iii) any associated issuance discount, mark-to-market discounts and deferred financing costs, if applicable.
(3)
Represents amounts outstanding at December 31, 2024 under the Company's (i) $2.25 billion Credit Facility and (ii) $500 million unsecured commercial paper program, which is backstopped by, and reduces the borrowing capacity of, the Credit Facility.

(4)	See Attachment 14 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.
(5)
Capitalization Value represents the Company’s Combined EBITDA for operating communities that the Company has owned for at least 12 months as of December 31, 2024, capitalized at a rate of 5.75% per annum, plus the book value of Development communities and real estate communities acquired. For discussion of other defined terms, see "Debt Covenant Compliance" in Attachment 14 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(6)
The information about the Company’s unsecured senior notes covenants shows compliance with selected covenants under the Company’s 1998 Indenture, under which debt securities are outstanding with maturity dates through 2047, subject to prepayment or redemption at the Company’s election. See “Debt Covenant Compliance” in Attachment 14 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms. Different covenants apply to debt securities outstanding under the Company’s 2018 Indenture and 2024 Indenture.

(7)
Total Assets represents the sum of the Company's undepreciated real estate assets and other assets, excluding accounts receivable. See "Debt Covenant Compliance" in Attachment 14 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

Attachment 12
AvalonBay Communities, Inc.
Summary of Disposition Activity
December 31, 2024
(Dollars in thousands)
(unaudited)

	Weighted Average			Accumulated		Weighted Average	Weighted Average
Number of Consolidated	Investment Period	Gross Sales		Depreciation	Economic	Market	Unlevered
Communities Sold	(Years)	Price	GAAP Gain	and Other	Gain (1)	Cap Rate	IRR

2015 - 2019:
30 Communities (2)	10.4	$2,310,200	$1,098,309	$445,428	$652,881	5.0%	11.3%

2020:
9 Communities	14.0	$627,750	$340,444	$129,743	$210,701	4.4%	10.8%

2021:
9 Communities	21.9	$867,200	$602,235	$257,542	$344,693	3.7%	10.5%

2022:
9 Communities	11.7	$924,450	$555,558	$150,377	$405,181	4.0%	12.0%

2023:
4 Communities	18.4	$446,000	$287,424	$127,840	$159,584	4.9%	9.7%

2024:
8 Communities	13.2	$726,200	$363,300	$176,527	$186,773	5.2%	8.9%

2015 - 2024 Total:
69 Communities	13.6	$5,901,800	$3,247,270	$1,287,457	$1,959,813	4.6%	10.6%

(1)See Attachment 14 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.
(2)Communities sold during this period include the following considerations:
i.2016 GAAP and Economic Gains exclude the impact of the consolidation of Avalon Clarendon, for which the Company recognized a gain of $4,322.
ii.2018 results exclude the five communities located in New York, NY that the Company contributed to the NYTA MF Investors LLC.

Attachment 13
AvalonBay Communities, Inc.
2025 Outlook
As of February 5, 2025
(dollars in millions, except per share and apartment home data)
(unaudited)

Financial Outlook (1)
	2024 Actual	Full Year 2025 Projected			2025 Midpoint	Change
EPS	$7.60	$8.24	to	$8.74	$8.49	11.7%
FFO per share	$10.98	$11.07	to	$11.57	$11.32	3.1%
Core FFO per share	$11.01	$11.14	to	$11.64	$11.39	3.5%

Assumptions				Key Capital Items

	US	AVB Established Regions	AVB Expansion Regions	New capital sourced from capital markets activity and asset sales	$960
2025 Growth assumptions (2):				Settlement of forward equity contracts	$890
Expected job growth	1.0%	1.0%	1.8%	Capital used for debt redemptions and amortization	$835
Expected total personal income growth	4.7%	4.8%	5.6%
Expected new supply	1.7%	1.4%	3.9%	Capital used for investment activities (4)	$1,300
				Projected cash and cash equivalents, 12/31/2025	$275
Same Store assumptions:
Residential revenue change		2.0% - 4.0%
Residential Opex change		3.0% - 5.2%
Residential NOI change		1.3% - 3.5%		Additional Information

Capitalized interest		$46 - $56			Apartment	Q4 2024
					Homes	NOI (1)
Expected capital cost for Development started in 2025		$1,500 - $1,700		Q4 2024 NOI - recast for 2025 segments
				Residential NOI
Development homes completed and delivered in 2025		2,100		Same Store	$79,387	$475,131
				Other Stabilized	4,002	19,888
Development homes occupied in 2025		2,200		Development	—	—
				Redevelopment	7,305	2,194
2025 Projected Residential NOI - Development		$27 - $33		Commercial NOI	N/A	8,847
				Total	$90,694	$506,060
Structured Investment Program (SIP):
New commitments in 2025		$75
2025 projected SIP income, included in Core FFO		$23 - $27

Expensed overhead change (3)		(11.5%) - (9.0%)

Expensed overhead change, included in Core FFO (3)		(3.0%) - (0.5%)

(1)See Attachment 14 for Definitions and Reconciliations of Non-GAAP Financial Measures, including the reconciliation of Projected EPS to Projected FFO per share and Projected FFO per share to Projected Core FFO per share and the reconciliation of net income to NOI.
(2)Sources: National Association for Business Economics, Moody's Analytics, CoStar and AVB Market Research Group. Expected apartment deliveries reflect new market rate apartment deliveries as a percentage of existing market rate apartment inventory.
(3)Expensed overhead includes general and administrative expense, property management and other indirect operating expenses. The projected decline in expensed overhead is in part related to: (i) a projected decline in advocacy contributions and (ii) capitalization of internal resources for onsite capital projects. Expensed overhead, included in Core FFO, represents expensed overhead adjusted for advocacy contributions and other non-core items as detailed on Attachment 14, table 9.
(4)Includes (i) development and NOI enhancing capitalized expenditures, including land, (ii) funding the Company's SIP commitments and (iii) joint venture funding.

Attachment 14

AvalonBay Communities, Inc.
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms
December 31, 2024
(unaudited)

This release, including its attachments, contains certain non-GAAP financial measures and other terms. The definitions and calculations of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. In addition, these non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.

Asset Preservation Capex represents capital expenditures that the Company does not expect will directly result in increased revenue or expense savings.

Average Monthly Revenue per Home, as calculated for certain Development communities in lease-up, reflects management’s projected stabilized rents net of estimated stabilized concessions, including estimated stabilized other revenue and excluding projected commercial revenue. Projected stabilized rents are based on one or more of the following: (i) actual average leased rents on apartments leased through quarter end, (ii) projected rollover rents on apartments leased through quarter end where the lease term expires within the first twelve months of Stabilized Operations and (iii) Market Rents on unleased homes.

Average Monthly Revenue per Occupied Home is calculated by the Company as Residential revenue in accordance with GAAP, divided by the weighted average number of occupied apartment homes.

Commercial represents results attributable to the non-apartment components of the Company's mixed-use communities and other non-residential operations.

Debt Covenant Compliance ratios for the Unsecured Line of Credit Covenants show the Company's compliance with selected covenants provided in the Company’s Sixth Amended and Restated Revolving Loan Agreement dated as of September 27, 2022 which has been filed as an exhibit to the Company’s SEC reports. The ratios for the Unsecured Senior Notes Covenants show only the Company's compliance with selected covenants provided in the Company’s Indenture dated as of January 16, 1998, as supplemented by the First Supplemental Indenture dated as of January 20, 1998, Second Supplemental Indenture dated as of July 7, 1998, Amended and Restated Third Supplemental Indenture dated as of July 20, 2000, Fourth Supplemental Indenture dated as of September 18, 2006 and Fifth Supplemental Indenture dated as of November 21, 2014 (collectively, the “1998 Indenture"), which have been filed as exhibits to the Company’s SEC reports. Different covenants apply to debt securities outstanding under the Company’s Indenture dated as of February 23, 2018, as supplemented by the First Supplemental Indenture dated as of March 26, 2018 and the Second Supplemental Indenture dated as of May 29, 2018 (collectively the “2018 Indenture”), and under the Company's Indenture dated as of February 23, 2024, as supplemented by the First Supplemental Indenture dated as of May 14, 2024 (collectively the "2024 Indenture"), which have been filed as exhibits to the Company's SEC reports. Compliance with selected covenants under the 2018 Indenture and 2024 Indenture are excluded from the presentation of Debt Covenant Compliance in this release.

The Debt Covenant Compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the 1998 Indenture which are more restrictive than the 2018 Indenture and 2024 Indenture governing the Company's unsecured debt securities and in the Company’s Credit Facility, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Facility, and may differ materially from similar terms (i) used elsewhere in this release and the Attachments and (ii) used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks related to indebtedness” and other risks discussed in the Company’s 2023 Annual Report on Form 10-K and the Company’s other reports filed with the SEC.

Development is composed of consolidated communities that are either currently under construction, or were under construction and were completed during the current year. These communities may be partially or fully complete and operating.

EBITDA, EBITDAre and Core EBITDAre are considered by management to be supplemental measures of our financial performance. EBITDA is defined by the Company as net income or loss computed in accordance with GAAP before interest expense, income taxes, depreciation and amortization. EBITDAre is calculated by the Company in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), as EBITDA plus or minus losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property, with adjustments to reflect the Company's share of EBITDAre of unconsolidated entities. Core EBITDAre is the Company’s EBITDAre as adjusted for non-core items outlined in the table below. By further adjusting for items that are not considered part of the Company’s core business operations, Core EBITDAre can help one compare the core operating and financial performance of the Company between periods. A reconciliation of EBITDA, EBITDAre and Core EBITDAre to net income is as follows (dollars in thousands):

Attachment 14

TABLE 1
Q4
2024
Net income	$282,092
Interest expense and loss on extinguishment of debt	64,519
Income tax benefit	(253)
Depreciation expense	215,539
EBITDA	$561,897

Gain on sale of communities	(121,841)
Unconsolidated entity EBITDAre adjustments (1)	4,102
EBITDAre	$444,158

Unconsolidated entity losses, net	1,686
Structured Investment Program loan reserve	(286)
Advocacy contributions	13,242
Hedge accounting activity	(19)
Severance related costs	(192)
Expensed transaction, development and other pursuit costs, net of recoveries	9,792
Other real estate activity	(117)
Legal settlements and costs	713
Core EBITDAre	$468,977

(1) Includes joint venture interest, taxes, depreciation, gain on dispositions of depreciated real estate and impairment losses, if applicable, included in net income.

Economic Gain is calculated by the Company as the gain on sale in accordance with GAAP, less accumulated depreciation through the date of sale and any other adjustments that may be required under GAAP accounting. Management generally considers Economic Gain to be an appropriate supplemental measure to gain on sale in accordance with GAAP because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold community. The Economic Gain for disposed communities is based on their respective final settlement statements. A reconciliation of the aggregate Economic Gain to the aggregate gain on sale in accordance with GAAP for the wholly-owned communities disposed of during the quarter and year ended December 31, 2024 is as follows (dollars in thousands):

TABLE 2
	Q4 2024	Full Year 2024
Gain on sale in accordance with GAAP	$121,841	$363,208

Accumulated Depreciation and Other	(51,892)	(176,527)

Economic Gain	$69,949	$186,681

Economic Occupancy is defined as total possible Residential revenue less vacancy loss as a percentage of total possible Residential revenue. Total possible Residential revenue (also known as “gross potential”) is determined by valuing occupied units at contract rates and vacant units at Market Rents. Vacancy loss is determined by valuing vacant units at current Market Rents. By measuring vacant apartments at their Market Rents, Economic Occupancy takes into account the fact that apartment homes of different sizes and locations within a community have different economic impacts on a community’s gross revenue.

Attachment 14

FFO and Core FFO are generally considered by management to be appropriate supplemental measures of our operating and financial performance. FFO is calculated by the Company in accordance with the definition adopted by Nareit. FFO is calculated by the Company as Net income or loss attributable to common stockholders computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated operating communities, cumulative effect of a change in accounting principle, impairment write-downs of depreciable real estate assets, write-downs of investments in affiliates due to a decrease in the value of depreciable real estate assets held by those affiliates and depreciation of real estate assets, including similar adjustments for unconsolidated partnerships and joint ventures, including those from a change in control. FFO can help one compare the operating and financial performance of a real estate company between periods or as compared to different companies because adjustments such as (i) gains or losses on sales of previously depreciated property or (ii) real estate depreciation may impact comparability between companies as the amount and timing of these or similar items can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates. Core FFO is the Company's FFO as adjusted for non-core items outlined in the table below. By further adjusting for items that we do not consider be part of our core business operations, Core FFO can help with the comparison of core operating performance of the Company between periods. A reconciliation of Net income attributable to common stockholders to FFO and to Core FFO is as follows (dollars in thousands):

TABLE 3
	Q4	Q4	Full Year	Full Year
	2024	2023	2024	2023
Net income attributable to common stockholders	$282,092	$241,969	$1,081,994	$928,825
Depreciation - real estate assets, including joint venture adjustments	214,547	209,694	843,224	811,717
Distributions to noncontrolling interests	—	—	—	25
Gain on sale of previously depreciated real estate	(121,841)	(77,994)	(363,300)	(287,424)
Casualty loss on real estate	—	568	2,935	9,118
FFO attributable to common stockholders	374,798	374,237	1,564,853	1,462,261

Adjusting items:
Unconsolidated entity losses (gains), net (1)	1,686	(137)	(33,137)	(4,161)
Joint venture promote (2)	—	(23)	—	(1,519)
Structured Investment Program loan reserve (3)	(286)	771	(1,057)	1,186
Loss on extinguishment of consolidated debt	—	—	—	150
Hedge accounting activity	(19)	310	61	566
Advocacy contributions	13,242	1,425	19,156	1,625
Executive transition compensation costs	—	300	304	1,244
Severance related costs	(192)	132	1,787	2,625
Expensed transaction, development and other pursuit costs, net of recoveries (4)	9,792	9,265	13,649	30,583
Other real estate activity	(117)	533	(753)	(174)
For-sale condominium imputed carry cost (5)	22	68	84	602
Legal settlements and costs (6)	713	393	3,002	457
Income tax (benefit) expense (7)	(253)	2,438	445	10,153
Core FFO attributable to common stockholders	$399,386	$389,712	$1,568,394	$1,505,598

Weighted average common shares outstanding - diluted	142,705,114	142,229,122	142,458,604	141,643,788

Earnings per common share - diluted	$1.98	$1.70	$7.60	$6.56
FFO per common share - diluted	$2.63	$2.63	$10.98	$10.32
Core FFO per common share - diluted	$2.80	$2.74	$11.01	$10.63

(1) Amounts consist primarily of net unrealized gains on technology investments.
(2) Amount for 2023 is for the Company's recognition of its promoted interest in Archstone Multifamily Partners AC LP.
(3) Changes are the expected credit losses associated with the Company's lending commitments primarily under its SIP. The timing and amount of any actual losses that will be incurred, if any, is to be determined.
(4) Amounts for 2024 include a write-off of $8,947 for one development opportunity that the Company determined is no longer probable. Amounts for 2023 include write-offs of $27,455 for seven development opportunities that the Company determined are no longer probable.
(5) Represents the imputed carry cost of the for-sale residential condominiums at The Park Loggia. The Company computes this adjustment by multiplying the Total Capital Cost of completed and unsold for-sale residential condominiums by the Company's weighted average unsecured debt effective interest rate.
(6) Amounts for 2024 include legal costs associated with various antitrust litigation matters.
(7) Amounts for 2023 are primarily for the recognition of taxes associated with The Park Loggia dispositions.

Attachment 14

Interest Coverage is calculated by the Company as Core EBITDAre divided by interest expense. Interest Coverage is presented by the Company because it provides rating agencies and investors an additional means of comparing our ability to service debt obligations to that of other companies. A calculation of Interest Coverage for the three months ended December 31, 2024 is as follows (dollars in thousands):

TABLE 4

Core EBITDAre (1)	$468,977

Interest expense (2)	$64,519

Interest Coverage	7.3 times

(1) For additional detail, see Attachment 14 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms, table 1.
(2) Excludes the impact of non-core hedge accounting activity.

Like-Term Effective Rent Change for an individual apartment home represents the percentage change in effective rent between two leases of the same lease term category for the same apartment. The Company defines effective rent as the contractual rent for an apartment less amortized concessions and discounts. Like-Term Effective Rent Change with respect to multiple apartment homes represents an average. New Move-In Like-Term Effective Rent Change is the change in effective rent between the contractual rent for a resident who moves out of an apartment, and the contractual rent for a resident who moves into the same apartment with the same lease term category. Renewal Like-Term Effective Rent Change is the change in effective rent between two consecutive leases of the same lease term category for the same resident occupying the same apartment.

Market Cap Rate is defined by the Company as Projected NOI of a single community for the first 12 months of operations (assuming no repositioning), less an estimate of typical capital expenditure allowance per apartment home, divided by the gross sales price for the community. Projected NOI, as referred to above, represents management’s estimate of projected rental revenue minus projected operating expenses before interest, income taxes (if any), depreciation and amortization. For this purpose, management’s projection of operating expenses for the community includes a management fee of 2.5% and an estimate of typical market costs for insurance, payroll and other operating expenses for which the Company may have proprietary advantages not available to a typical buyer. The Market Cap Rate, which may be determined in a different manner by others, is a measure frequently used in the real estate industry when determining the appropriate purchase price for a property or estimating the value for a property. Buyers may assign different Market Cap Rates to different communities when determining the appropriate value because they (i) may project different rates of change in operating expenses and capital expenditure estimates and (ii) may project different rates of change in future rental revenue due to different estimates for changes in rent and occupancy levels. The weighted average Market Cap Rate is weighted based on the gross sales price of each community.

Market Rents as reported by the Company are based on the current market rates set by the Company based on its experience in renting apartments and publicly available market data. Market Rents for a period are based on the average Market Rents during that period and do not reflect any impact for cash concessions.

Net Debt-to-Core EBITDAre is calculated by the Company as total debt (secured and unsecured notes, and the Company's Credit Facility and commercial paper program) that is consolidated for financial reporting purposes, less consolidated cash and restricted cash, divided by annualized fourth quarter 2024 Core EBITDAre. A calculation of Net Debt-to-Core EBITDAre is as follows (dollars in thousands):

TABLE 5

Total debt principal (1)	$8,134,429
Cash and cash equivalents and restricted cash	(229,684)
Net debt	$7,904,745

Core EBITDAre (2)	$468,977

Core EBITDAre, annualized	$1,875,908

Net Debt-to-Core EBITDAre	4.2 times

(1) Balance at December 31, 2024 excludes $41,216 of debt discount and deferred financing costs as reflected in unsecured notes, net, and $15,964 of debt discount and deferred financing costs as reflected in notes payable, net, on the Condensed Consolidated Balance Sheets.

(2) For additional detail, see Attachment 14 - Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms, table 1.

Attachment 14

NOI is defined by the Company as total property revenue less direct property operating expenses (including property taxes), and excluding corporate-level income (including management, development and other fees), property management and other indirect operating expenses, net of corporate income, expensed transaction, development and other pursuit costs, net of recoveries, interest expense, net, loss on extinguishment of debt, net, general and administrative expense, income from unconsolidated investments, depreciation expense, income tax (benefit) expense, casualty loss, (gain) loss on sale of communities, other real estate activity and net operating income from real estate assets sold or held for sale. The Company considers NOI to be an important and appropriate supplemental performance measure to net income because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of any corporate-level property management overhead or financing-related costs. NOI reflects the operating performance of a community and allows for an easier comparison of the operating performance of individual assets or groups of assets. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impact to overhead as a result of acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets.

Residential NOI represents results attributable to the Company's apartment rental operations, including parking and other ancillary Residential revenue. Reconciliations of NOI and Residential NOI to net income, as well as a breakdown of Residential NOI by operating segment, are as follows (dollars in thousands):

Attachment 14

TABLE 6
	Q4	Q4	Q3	Q2	Q1	Full Year	Full Year
	2024	2023	2024	2024	2024	2024	2023
Net income	$282,092	$242,066	$372,519	$254,007	$173,557	$1,082,175	$928,438
Property management and other indirect operating expenses, net of corporate income	49,688	34,706	40,149	37,553	35,204	162,594	134,312
Expensed transaction, development and other pursuit costs, net of recoveries	11,106	10,267	1,573	1,417	4,245	18,341	33,479
Interest expense, net	58,976	49,471	55,769	57,078	54,766	226,589	205,992
Loss on extinguishment of debt, net	—	—	—	—	—	—	150
General and administrative expense	17,691	17,992	20,089	19,586	20,331	77,697	76,534
Income from unconsolidated investments	(4,293)	(1,709)	(30,720)	(4,822)	(10,847)	(50,682)	(13,454)
Depreciation expense	215,539	210,694	212,122	206,923	212,269	846,853	816,965
Income tax expense (benefit)	(253)	2,438	782	(62)	(22)	445	10,153
Casualty loss	—	568	—	—	2,935	2,935	9,118
(Gain) loss on sale of communities	(121,841)	(77,994)	(172,973)	(68,556)	70	(363,300)	(287,424)
Other real estate activity	(117)	533	(314)	(181)	(141)	(753)	(174)
NOI from real estate assets sold or held for sale	(2,528)	(11,477)	(4,575)	(10,482)	(10,878)	(28,463)	(57,646)
NOI	506,060	477,555	494,421	492,461	481,489	1,974,431	1,856,443

Commercial NOI	(8,844)	(8,394)	(7,797)	(8,736)	(7,836)	(33,213)	(32,654)
Residential NOI	$497,216	$469,161	$486,624	$483,725	$473,653	$1,941,218	$1,823,789

Residential NOI
Same Store:
New England	$61,260	$58,482	$60,471	$61,250	$59,002	$241,983	$229,276
Metro NY/NJ	92,603	89,866	89,631	91,551	90,054	363,839	354,949
Mid-Atlantic	72,273	71,565	70,439	70,448	70,678	283,838	281,232
Southeast FL	15,125	14,441	14,771	15,530	15,491	60,917	60,309
Denver, CO	7,429	7,213	7,255	7,249	7,353	29,286	28,423
Pacific NW	29,641	28,506	29,181	29,234	28,623	116,679	112,161
N. California	75,159	75,353	75,494	74,590	74,699	299,942	300,545
S. California	103,236	101,144	102,015	103,005	102,586	410,842	391,605
Other Expansion Regions	5,357	5,259	4,976	5,357	5,250	20,940	21,123
Total Same Store	462,083	451,829	454,233	458,214	453,736	1,828,266	1,779,623
Other Stabilized	19,838	15,151	18,417	16,423	15,563	70,241	42,849
Development/Redevelopment	15,295	2,181	13,974	9,088	4,354	42,711	1,317
Residential NOI	$497,216	$469,161	$486,624	$483,725	$473,653	$1,941,218	$1,823,789

NOI as reported by the Company does not include the operating results from assets sold or classified as held for sale. A reconciliation of NOI from communities sold or classified as held for sale is as follows (dollars in thousands):

TABLE 7
	Q4	Q4	Q3	Q2	Q1	Full Year	Full Year
	2024	2023	2024	2024	2024	2024	2023

Revenue from real estate assets sold or held for sale	$3,777	$16,833	$6,640	$15,482	$16,143	$42,042	$84,676
Operating expenses from real estate assets sold or held for sale	(1,249)	(5,356)	(2,065)	(5,000)	(5,265)	(13,579)	(27,030)
NOI from real estate assets sold or held for sale	$2,528	$11,477	$4,575	$10,482	$10,878	$28,463	$57,646

Attachment 14

Commercial NOI is composed of the following components (in thousands):

TABLE 8
	Q4	Q4	Q3	Q2	Q1	Full Year	Full Year
	2024	2023	2024	2024	2024	2024	2023

Commercial Revenue	$10,470	$10,185	$9,626	$10,555	$9,633	$40,284	$39,467
Commercial Operating Expenses	(1,626)	(1,791)	(1,829)	(1,819)	(1,797)	(7,071)	(6,813)
Commercial NOI	$8,844	$8,394	$7,797	$8,736	$7,836	$33,213	$32,654

NOI Enhancing Capex represents capital expenditures that the Company expects will directly result in increased revenue or expense savings, and excludes any capital expenditures for redevelopment.

Other Stabilized is composed of completed consolidated communities that the Company owns, which have Stabilized Operations as of January 1, 2024, or which were acquired subsequent to January 1, 2023. Other Stabilized excludes communities that are conducting or are probable to conduct substantial redevelopment activities.

Projected FFO and Projected Core FFO, as provided within this release in the Company’s outlook, are calculated on a basis consistent with historical FFO and Core FFO, and are therefore considered to be appropriate supplemental measures to projected net income from projected operating performance. A reconciliation of the ranges provided for Projected FFO per share (diluted) for the first quarter and full year 2025 to the ranges provided for projected EPS (diluted) and corresponding reconciliation of the ranges for Projected FFO per share to the ranges for Projected Core FFO per share are as follows:

TABLE 9
	Low Range	High Range
Projected EPS (diluted) - Q1 2025	$1.62	$1.72
Depreciation (real estate related)	1.51	1.51
Gain on sale of communities	(0.40)	(0.40)
Projected FFO per share (diluted) - Q1 2025	2.73	2.83
Expensed transaction, development and other pursuit costs, net of recoveries	0.01	0.01
Legal settlements and costs	0.01	0.01
Projected Core FFO per share (diluted) - Q1 2025	$2.75	$2.85

Projected EPS (diluted) - Full Year 2025	$8.24	$8.74
Depreciation (real estate related)	6.12	6.12
Gain on sale of communities	(3.29)	(3.29)
Projected FFO per share (diluted) - Full Year 2025	11.07	11.57
Unconsolidated entity losses, net	0.01	0.01
Expensed transaction, development and other pursuit costs, net of recoveries	0.04	0.04
Legal settlements and costs	0.02	0.02
Projected Core FFO per share (diluted) - Full Year 2025	$11.14	$11.64

Projected NOI, as used within this release for certain Development communities and in calculating the Market Cap Rate for dispositions, represents management’s estimate, as of the date of this release (or as of the date of the buyer’s valuation in the case of dispositions), of projected stabilized rental revenue minus projected stabilized operating expenses. For Development communities, Projected NOI is calculated based on the first twelve months of Stabilized Operations following the completion of construction. In calculating the Market Cap Rate, Projected NOI for dispositions is calculated for the first twelve months following the date of the buyer’s valuation. Projected stabilized rental revenue represents management’s estimate of projected gross potential minus projected stabilized economic vacancy and adjusted for projected stabilized concessions plus projected stabilized other rental revenue. Projected stabilized operating expenses do not include interest, income taxes (if any), depreciation or amortization, or any allocation of corporate-level property management overhead or general and administrative costs. In addition, projected stabilized operating expenses for Development communities do not include property management fee expense. Projected gross potential for Development communities and dispositions is generally based on leased rents for occupied homes and management’s best estimate of rental levels for homes which are currently unleased, as well as those homes which will become available for lease during the twelve-month forward period used to develop Projected NOI. The weighted average Projected NOI as a percentage of Total Capital Cost is weighted based on the Company’s share of the Total Capital Cost of each community, based on its percentage ownership.

Attachment 14

Management believes that Projected NOI of the Development communities, on an aggregated weighted average basis, assists investors in understanding management's estimate of the likely impact on operations of the Development communities when the assets are complete and achieve stabilized occupancy (before allocation of any corporate-level property management overhead, general and administrative costs or interest expense). However, in this release the Company has not given a projection of NOI on a company-wide basis. Given the different dates and fiscal years for which NOI is projected for these communities, the projected allocation of corporate-level property management overhead, general and administrative costs and interest expense to communities under development is complex, impractical to develop, and may not be meaningful. Projected NOI of these communities is not a projection of the Company's overall financial performance or cash flow. There can be no assurance that the communities under development will achieve the Projected NOI as described in this release.

Redevelopment is composed of consolidated communities where substantial redevelopment is in progress or is probable to begin during the current year. Redevelopment is considered substantial when (i) capital invested during the reconstruction effort is expected to exceed the lesser of $5,000,000 or 10% of the community’s pre-redevelopment basis and (ii) physical occupancy is below or is expected to be below 90% during or as a result of the redevelopment activity.

Residential represents results attributable to the Company's apartment rental operations, including parking and other ancillary Residential revenue.

Residential Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to Residential revenue in conformity with GAAP to help investors evaluate the impact of both current and historical concessions on GAAP-based Residential revenue and to more readily enable comparisons to revenue as reported by other companies. In addition, Residential Revenue with Concessions on a Cash Basis allows an investor to understand the historical trend in cash concessions.

A reconciliation of Same Store Residential revenue in conformity with GAAP to Residential Revenue with Concessions on a Cash Basis is as follows (dollars in thousands):

TABLE 10
	Q4	Q4	Q3	Full Year	Full Year
	2024	2023	2024	2024	2023
Residential revenue (GAAP basis)	$670,148	$649,189	$668,245	$2,653,416	$2,565,562
Residential concessions amortized	4,137	4,294	3,657	16,058	15,135
Residential concessions granted	(6,520)	(4,469)	(5,040)	(17,284)	(16,726)

Residential Revenue with Concessions on a Cash Basis	$667,765	$649,014	$666,862	$2,652,190	$2,563,971

		Q4 2024 vs. Q4 2023	Q4 2024 vs. Q3 2024		Full Year 2024 vs. Full Year 2023

% change -- GAAP revenue		3.2%	0.3%		3.4%

% change -- cash revenue		2.9%	0.1%		3.4%

Same Store is composed of consolidated communities where a comparison of operating results from the prior year to the current year is meaningful as these communities were owned and had Stabilized Operations, as defined below, as of the beginning of the respective prior year period. Therefore, for 2024 operating results, Same Store is composed of consolidated communities that have Stabilized Operations as of January 1, 2023, are not conducting or are not probable to conduct substantial redevelopment activities and are not held for sale or probable for disposition within the current year.

Stabilized Operations is defined as operations of a community that occur after the earlier of (i) attainment of 90% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment.

Attachment 14

Total Capital Cost includes all capitalized costs projected to be or actually incurred to develop the respective Development or Redevelopment community, including land acquisition costs, construction costs, real estate taxes, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees and a contingency estimate, offset by proceeds from the sale of any associated land or improvements, all as determined in accordance with GAAP. Total Capital Cost also includes costs incurred related to first generation commercial tenants, such as tenant improvements and leasing commissions. For Redevelopment communities, Total Capital Cost excludes costs incurred prior to the start of redevelopment when indicated. With respect to communities where development or redevelopment was completed in a prior period or the current period, Total Capital Cost reflects the actual cost incurred, plus any contingency estimate made by management. Total Capital Cost for communities identified as having joint venture ownership, either during construction or upon construction completion, represents the total projected joint venture contribution amount. For joint ventures not in construction, Total Capital Cost is equal to gross real estate cost.

Uncollectible lease revenue and government rent relief

The following table provides uncollectible Residential lease revenue as a percentage of total Residential revenue in the aggregate and excluding amounts recognized from government rent relief programs in each respective period. Government rent relief reduces the amount of uncollectible Residential lease revenue. The Company expects the amount of rent relief recognized to continue to decline in 2024 absent funding from the Federal government.

TABLE 11
	Same Store Uncollectible Residential Lease Revenue
	Q4		Q4		Q3		Q2
	2024		2023		2024		2024
	Total	Excluding Rent Relief	Total	Excluding Rent Relief	Total	Excluding Rent Relief	Total	Excluding Rent Relief
New England	0.6%	1.2%	1.0%	1.2%	0.3%	0.7%	0.5%	0.9%
Metro NY/NJ	1.9%	1.9%	2.8%	3.0%	2.2%	2.3%	2.1%	2.2%
Mid-Atlantic	1.9%	2.0%	2.5%	2.7%	2.0%	2.1%	2.3%	2.3%
Southeast FL	2.0%	2.0%	2.5%	2.6%	2.2%	2.3%	1.7%	1.8%
Denver, CO	1.3%	1.3%	1.1%	1.1%	0.6%	0.7%	1.0%	1.0%
Pacific NW	0.8%	0.8%	1.1%	1.2%	1.1%	1.1%	1.4%	1.4%
N. California	1.1%	1.3%	1.2%	1.3%	0.9%	1.0%	1.3%	1.3%
S. California	2.2%	2.2%	2.2%	2.4%	1.9%	2.0%	2.2%	2.4%
Other Expansion Regions	2.7%	2.8%	1.3%	1.3%	2.4%	2.5%	1.5%	1.5%
Total Same Store	1.6%	1.7%	2.0%	2.1%	1.6%	1.7%	1.7%	1.9%

Unconsolidated Development is composed of communities that are either currently under construction, or were under construction and were completed during the current year, in which we have an indirect ownership interest through our investment interest in an unconsolidated joint venture. These communities may be partially or fully complete and operating.

Unencumbered NOI as calculated by the Company represents NOI generated by real estate assets unencumbered by outstanding secured notes payable as of December 31, 2024 as a percentage of total NOI generated by real estate assets. The Company believes that current and prospective unsecured creditors of the Company view Unencumbered NOI as one indication of the borrowing capacity of the Company. Therefore, when reviewed together with the Company’s Interest Coverage, EBITDA and cash flow from operations, the Company believes that investors and creditors view Unencumbered NOI as a useful supplemental measure for determining the financial flexibility of an entity. A calculation of Unencumbered NOI for the year ended December 31, 2024 is as follows (dollars in thousands):

Attachment 14

TABLE 12
Full Year 2024
NOI
Residential NOI:
Same Store	$1,828,266
Other Stabilized	70,241
Development/Redevelopment	42,711
Total Residential NOI	1,941,218
Commercial NOI	33,213
NOI from real estate assets sold or held for sale	28,463
Total NOI generated by real estate assets	2,002,894
Less NOI on encumbered assets	(97,312)
NOI on unencumbered assets	$1,905,582

Unencumbered NOI	95%

Unlevered IRR on sold communities refers to the internal rate of return calculated by the Company considering the timing and amounts of (i) total revenue during the period owned by the Company and (ii) the gross sales price net of selling costs, offset by (iii) the undepreciated capital cost of the communities at the time of sale and (iv) total direct operating expenses during the period owned by the Company. Each of the items (i), (ii), (iii) and (iv) is calculated in accordance with GAAP.

The calculation of Unlevered IRR does not include an adjustment for the Company’s general and administrative expense, interest expense, or corporate-level property management and other indirect operating expenses. Therefore, Unlevered IRR is not a substitute for Net Income as a measure of our performance. Management believes that the Unlevered IRR achieved during the period a community is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development or redevelopment, management and sale of a community, before the impact of indirect expenses and Company overhead. The Unlevered IRR achieved on the communities as cited in this release should not be viewed as an indication of the gross value created with respect to other communities owned by the Company, and the Company does not represent that it will achieve similar Unlevered IRRs upon the disposition of other communities. The weighted average Unlevered IRR for sold communities is weighted based on all cash flows over the investment period for each respective community, including net sales proceeds.